Exhibit 99.1

Atlantic Coast Financial Corporation Engages Stifel Nicolaus Weisel to Explore Strategic Alternatives

JACKSONVILLE, Fla.--(BUSINESS WIRE)--November 28, 2011--Atlantic Coast Financial Corporation (the "Company")(NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today announced that its Board of Directors has engaged Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus Weisel") to assist the Company in exploring strategic alternatives to enhance stockholder value.

In its prospectus, dated November 12, 2010, distributed to investors in connection with the Company's second-step conversion and stock offering that was completed in February 2011, the Company disclosed its intent to raise additional capital through a rights offering at such time as permitted by regulators in order to meet an individual minimum capital requirement for the Bank, which was subsequently set at a Tier 1 leverage ratio of 7.0%. As previously disclosed, the Bank's Tier 1 leverage ratio was 6.22% as of September 30, 2011, and, therefore, the Bank did not meet this requirement at the end of the third quarter of 2011. In light of current economic and market conditions, as well as recent operating results, the Company's Board of Directors has begun a review of its strategic alternatives and has authorized Stifel Nicolaus Weisel to explore such alternatives, including a potential business combination in addition to the previously disclosed rights offering.

The regulatory approval letter issued in connection with the Company's second-step conversion prohibited the Company for a period of three years from taking certain actions, such as discussions relating to a potential business combination that would require stockholder approval, without the prior written consent of regulators. As part of its review of strategic alternatives, the Company has requested and received approval from its primary regulator, the Federal Reserve Board (the "Federal Reserve"), to pursue strategic alternatives that may lead to a transaction that requires stockholder approval. With the Federal Reserve's consent, the Company may now take the necessary actions to explore its strategic alternatives.

Federal regulations require prior regulatory approval before a converted savings institution or its holding company may enter into an agreement for a business combination or take any other action that would result in any person or entity holding more than a 10% ownership interest in a converted savings institution or its holding company for three years.

There can be no assurances that the Company will pursue or complete a business combination or a capital-raising transaction. The Board of Directors will review all possible strategic alternatives and weigh the relative benefits of such alternatives to stockholders. The Company does not intend to disclose developments with respect to the progress of its strategic alternatives review process until such time as the Board of Directors approves or completes a transaction or otherwise determines that further disclosure is appropriate.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets through 12 locations, with a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:
Atlantic Coast Financial Corporation
Thomas B. Wagers, Sr., 904-565-8570
Chief Financial Officer